Exhibit 99.1

For more information call:
Investors:
Raphael Gross
(203) 682-8253
Media:
Rick Van Warner
(407) 628-3104

SHELLS SEAFOOD RESTAURANTS, INC. TO RESTATE
ITS SECOND AND THIRD QUARTER 2005 FINANCIAL STATEMENTS;
NON-CASH ADJUSTMENT TO MAY 2005 PREFERRED STOCK FINANCING

-Restatement to have no effect on restaurant operating results or cash position-

TAMPA, FL-- (Businesswire) -- April 3, 2006 - Shells Seafood Restaurants, Inc. (OTC Bulletin Board:SHLL) today announced that it will restate its second and third quarter fiscal 2005 financial statements to reflect an adjustment to its accounting for the issuance of the Series B Preferred Stock and warrants in the May 2005 private placement. The adjustment is to account for the non-cash beneficial conversion feature of the Series B Preferred Stock, which requires that the gross proceeds to the Company of $6,929,000 be allocated in that period to the different securities issued, based upon their relative fair market value.

As a result, the Company will record $1,735,000 for this beneficial conversion feature as a one-time accounting adjustment of a preferred stock dividend through retained earnings. For the fiscal year ended January 1, 2006, the pro-forma net loss attributable to common shareholders on the Company’s Statement of Operations will increase to ($3,587,000), or ($0.24) per share, from ($1,852,000), or ($0.13) per share, as previously reported. Similarly, additional paid-in-capital will increase to $25,122,000 from $23,387,000, while accumulated deficit will increase to ($18,098,000) from ($16,363,000) on the Company’s Statement of Stockholders’ Equity.

This restatement has no effect on the financial results of restaurant operations or the Company’s cash position.

The need for an accounting adjustment was discovered internally by the Company in conjunction with its procedures relative to the fiscal 2005 year end audit. The decision to restate these financial statements was based on collective discussions by management and the Company’s Board of Directors, in conjunction with its independent registered public accounting firm, and the conclusion by the Company’s Board that the aforementioned financial statements could no longer be relied upon.

The Company is filing a Form 8-K with the SEC in connection with its restatement decision. Additionally, in conjunction with correcting its previously issued financial statements, the Company will file a Form 12b-25 with the SEC, extending the deadline for filing its Annual Report on Form 10-K for the fiscal year ended January 1, 2006 until April 17, 2006 and expects to file its Annual Report on Form 10-K within that time frame.

Company Description
The Company manages and operates 25 full-service, neighborhood seafood restaurants in Florida under the name “Shells”. Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, mussels, scallops, lobster, crab and daily fresh fish specials, cooked to order in a variety of ways: steamed, sautéed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads, desserts and full bar service.

In addition to seasonal fluctuations, the Company’s quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food and labor costs; the availability of food acceptable to our quality standards at acceptable prices; the availability of qualified labor; national, regional and local economic and weather conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; availability of third party financing to fund capital or operating activities, if required; and the timing, costs and charges relating to restaurant openings, closings and remodelings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission (“SEC”) contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. An investment in the Company involves various risks, including those mentioned above and those that are detailed from time-to-time in the Company’s SEC filings.